Exhibit 99.1

Flux Power Reports Fiscal Fourth Quarter and Full Year 2022 Financial Results

Fiscal Full Year 2022 Revenue Increased 61% to a Record $42.3M

Strategic Initiatives Drive Increased Backlog Conversion, Higher Inventory Turns & Improved Gross Margins Resulting in Progress to Profitability

Management to Host Conference Call Today at 4:30 p.m. Eastern Time

Vista, CA — September 22, 2022 — Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment, has reported its financial and operational results for the fiscal fourth quarter and year ended June 30, 2022.

Financial Highlights

●	FY’22 revenue increased 61% to $42.3M compared to FY’21 revenue of $26.3M.

●	Q4’22 revenue increased 83% to $15.2M compared to Q4’21 revenue of $8.3M.

●	FY’22 gross margin was 17% compared to 22% in FY’21.

●	Q4’22 gross margin was 20% compared to 21% in Q4’21.

●	Achieved 16th consecutive quarter of year-over-year revenue growth.

Operating Highlights

Received customer purchase orders of $11.6M in Q4’22 for deliveries in coming months from both existing and new customers. Received $65M in customer purchase orders in the fiscal year ended June 30, 2022, which was an 83% increase compared to fiscal year ended June 30, 2021.

●	Customer order backlog totaled $35.0M as of June 30, 2022.

●	Shipments (Revenue) increased 61% to $42.3M in FY’22 compared to $26.3M in FY’21.

●	New purchase orders increased 83% to $65.1M in FY’22 compared to $35.5M in FY’21.

●	Introduced three new products in March 2022 at MODEX material handling trade show:

○	L36 lithium-ion battery pack, a 36-volt option for high growth 3-wheel forklifts;

○	C48 lithium-ion battery pack for Automated Guided Vehicles (AGV) and Autonomous Mobile Robots (AMR); and

○	S24 lithium-ion battery pack providing twice the capacity (210Ah) for Walkie Pallet Jacks for heavy duty applications

●	Strategic Supply Chain & Profitability Improvement Initiatives accelerating path to cash flow breakeven, including:

○	Utilized qualified, lower cost steel suppliers;

○	Improved manufacturing capacity and production processes (including implementing Lean Manufacturing) to increase throughput, reduce the time to fulfill customer orders and improve gross margins;

○	Increased inventory turns from 2.6x to 3.4x during the quarter, reducing inventory to $16.3M;

○	Introduced new product designs to lower costs, simplify part count and cost, and improve serviceability;

○	Launched in-house automated modular production initiative to manage module SKU’s and accommodate diversification among cell suppliers;

○	Expanded customer base, particularly among Fortune 500 companies.

Backlog Summary

Fiscal Quarter Ended	Beginning Backlog	New Orders	Shipments	Ending Backlog
March 31, 2021	$2,759,000	$9,977,000	$6,826,000	$5,910,000
June 30, 2021	$5,910,000	$15,053,000	$8,339,000	$12,624,000
September 30, 2021	$12,624,000	$13,122,000	$6,313,000	$19,433,000
December 31, 2021	$19,433,000	$19,819,000	$7,837,000	$31,415,000
March 31, 2022	$31,415,000	$20,495,000	$13,317,000	$38,593,000
June 30, 2022	$38,593,000	$11,622,000	$15,195,000	$35,020,000

CEO Commentary

“Ongoing customer demand produced $11.6 million in purchase orders received from new and existing customers during the fourth quarter. For fiscal year 2022, order volume increased 83% from the prior year to $65 million. With nearly 74% of revenue from customers with whom we have had long-term relationships in fiscal 2022, we believe the combination of existing customer orders and continued acquisition of new customer business can drive revenue growth in the next several years,” said Ron Dutt, Chief Executive Officer of Flux Power.

“Our strategic focus on relationship business with an emphasis on price, service and quality, continues to provide ongoing new purchase needs and service requirements. Progress with new accounts has been substantial, adding six new customers, several of which have fleet potential and at least six-figure revenue potential. We believe business from our installed base will represent the future of expanding revenues as these relationships help drive new customers to our technology and owning that technology also ensure our customers have the most updated products and services.

“During the quarter we continued our focus on fulfilling orders to reduce our backlog of $35.0 million as of June 30, 2022, down from $38.6 million in the prior quarter. Our reduced backlog has been helped by improvement in sourcing actions to mitigate part shortages and to increase confidence in future supplier performance. Our strategic initiatives to accelerate backlog conversion to shipments and increase inventory turns are also driving revenue results and gross margins that will lead toward profitability.

“During the quarter, global supply chain disruptions have improved, and concurrently we have improved production process improvements and better supply chain management. We have worked to leverage increased pack volumes to re-source steel and board components to low-cost regions and to high volume local suppliers; and also identify more competitive carriers to reduce shipping costs. We plan to ship backlog and reduce inventory levels; as of the end of the fourth quarter, inventory levels had not yet decreased materially, but we anticipate reductions in the current quarter as we get traction on our plan.

“To date, cell supply from China has not been a problem, with our manufacture EVE Energy Company standing as the is 8th largest cell producer in China. At the same time, competitive lithium cell production is expanding in U.S., serving as a potential alternative in the future with the potential to reduce reliance in offshore sourcing. Combined with our transition to in-house, automated modular production and increased sourcing of domestic produced cells, this flexibility helps mitigate risk for both our Company and our customers.

“Looking ahead, we continue to focus on expanding sales of our energy storage solutions to new and existing customers who want the benefits of lithium-ion technology. We are seeing strong growth from both the material handling equipment sector and the airport ground support equipment sector. We continue to see customer interest in our SkyBMS Telematics product for remote fleet management and monitoring. Additional interest from the emerging robotic material handling equipment vertical is also driving demand as these customers look to improve their productivity and equipment integration.

“As we move into fiscal 2023, we are encouraged by strong purchase orders from both new and existing customers, improving backlog and continued expansion of margins through pricing. Supported by the accelerating ‘economy-wide’ renewable energy transition and supply chain improvements, we believe our growth trajectory in 2023 is positioned for another record revenue year, building long-term value for our shareholders,” concluded Dutt.

Q4’22 Financial Results

●	Revenue for the fiscal fourth quarter of 2022 increased by 83% to $15.2 million compared to $8.3 million in the fiscal fourth quarter of 2021, driven by increased sales volumes and models with higher selling prices.

●	Gross profit for the fiscal fourth quarter of 2022 increased to $3.0 million compared to a gross profit of $1.8 million in the fiscal fourth quarter of 2021. Gross margin was 20% in the fiscal fourth quarter of 2022 as compared to 21% in the fiscal fourth quarter of 2021, reflecting ongoing actions to offset price increases from vendors and address supply chain disruption impacts.

●	Selling & Administrative expenses increased to $4.1 million in the fiscal fourth quarter of 2022 from $3.4 million in the fiscal fourth quarter of 2021, reflecting increases in outbound shipping costs, personnel expenses related to new hires and temporary labor, and an increase in insurance premiums.

●	Research & Development expenses decreased to $1.4 million in the fiscal fourth quarter of 2022, compared to $2.0 million in the fiscal fourth quarter of 2021, primarily due lower special third-party expense to support product development stages.

●	Adjusted EBITDA loss was $2.2 million for the fiscal fourth quarter of 2022, an improvement from an adjusted EBITDA loss of $3.5 million for the fiscal fourth quarter of 2021.

●	Net loss for the fiscal fourth quarter of 2022 decreased to $2.7 million from a net loss of $3.7 million in the fiscal fourth quarter of 2021, principally reflecting gross margin profit from higher revenue.

FY’22 Financial Results

●	Revenue for the fiscal year of 2022 increased by 61% to $42.3 million compared to $26.3 million in the fiscal of 2021, driven by increased sales volumes and models with higher selling prices, including greater sales to existing customers as well as initial sales to new customers.

●	Gross profit for the fiscal year 2022 increased to $7.3 million compared to a gross profit of $5.8 million in the fiscal year of 2021. Gross margin was 17% in the fiscal year of 2022 as compared to 22% in the fiscal year of 2021, impacted by higher costs for steel, electronic parts, and common off the shelf parts during the year, partially offset by higher revenues associated with increased sales of energy storage solutions.

●	Selling & Administrative expenses increased to $15.5 million in the fiscal year of 2022 from $12.6 million in the fiscal year of 2021, reflecting increases in outbound shipping costs, personnel expenses related to new hires and temporary labor, and an increase in insurance premiums.

●	Research & Development expenses increased to $7.1 million in the fiscal year of 2022, compared to $6.7 million in the fiscal year of 2021, primarily due to expenses related to development of new models and UL certifications.

●	Adjusted EBITDA loss was $14.1 million for the fiscal year of 2022 compared to $11.1 million for fiscal year of 2021.

●	Net loss for the fiscal year of 2022 increased to $15.6 million from a net loss of $12.8 million in the fiscal year of 2021, principally reflecting increased operating expenses, partially offset by an increase in gross profit and a decrease in interest expense.

●	Cash was $0.5 million at June 30, 2022, as compared to $4.7 million at June 30, 2021. Our working capital line of credit outstanding balance was $4.9 million at June 30, 2022. Cash requirements during the quarter were higher due to the pre-purchase of inventory to support increasing sales orders.

Fourth Quarter and Full Fiscal Year 2022 Results Conference Call

Flux Power CEO Ron Dutt and CFO Chuck Scheiwe will host the conference call, followed by a question-and-answer session. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

The Flux Power 10-K is on track to be filed prior to SEC reporting final date of September 28, 2022.

To access the call, please use the following information:

Date:	Thursday, September 22, 2022
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-4018
International dial-in number:	1-201-689-8471
Conference ID:	13732630

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1567702&tp_key=84c06cde95 and via the investor relations section of the Company’s website here.

A replay of the webcast will be available after 7:30 p.m. Eastern Time through December 22, 2022.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13732630

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Years Ended June 30,
	2022	2021
Net loss	$(15,609,000)	$(12,793,000)
Interest, net	252,000	622,000
Income tax provision	-	-
Depreciation and amortization	575,000	274,000
EBITDA	(14,782,000)	(11,897,000)
Stock-based compensation	711,000	797,000
Adjusted EBITDA	$(14,071,000)	$(11,100,000)

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include impact of COVID-19 on Flux Power’s business, results and financial condition; Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on its suppliers and supply chain; the development and success of new products, projected sales, deferral of shipments, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and Flux Power’s ability to negotiate and enter into a definitive agreement in connection with the Letter of Intent. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Blog: Flux Power Blog
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Twitter: @FLUXpwr
LinkedIn: Flux Power

Contacts

Media & Investor Relations:

info@fluxpower.com

External Investor Relations:

Chris Tyson, Executive Vice President
MZ Group - MZ North America
949-491-8235
FLUX@mzgroup.us
www.mzgroup.us

FLUX POWER HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2022	June 30, 2021

ASSETS

Current assets:
Cash	$485,000	$4,713,000
Accounts receivable	8,609,000	6,097,000
Inventories	16,262,000	10,513,000
Other current assets	1,261,000	417,000
Total current assets	26,617,000	21,740,000

Right of use asset	2,597,000	3,035,000
Property, plant and equipment, net	1,578,000	1,356,000
Other assets	89,000	131,000

Total assets	$30,881,000	$26,262,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,645,000	$7,175,000
Accrued expenses	2,209,000	2,583,000
Revolving line of credit	4,889,000	-
Deferred revenue	163,000	24,000
Customer deposits	175,000	171,000
Office lease payable, current portion	504,000	435,000
Accrued interest	1,000	2,000
Total current liabilities	14,586,000	10,390,000

Long term liabilities:
Office lease payable, less current portion	2,361,000	2,866,000

Total liabilities	16,947,000	13,256,000

Stockholders’ equity:
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 15,996,658 and 13,652,164 shares issued and outstanding at June 30, 2022, and June 30, 2021, respectively	16,000	14,000
Additional paid-in capital	95,732,000	79,197,000
Accumulated deficit	(81,814,000)	(66,205,000)
Total stockholders’ equity	13,934,000	13,006,000
Total liabilities and stockholders’ equity	$30,881,000	$26,262,000

FLUX POWER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30, (Unaudited)		Years Ended June 30,
	2022	2021	2022	2021
Net revenue	$15,195,000	$8,325,000	$42,333,000	$26,257,000
Cost of sales	12,196,000	6,574,000	35,034,000	20,467,000

Gross profit	2,999,000	1,751,000	7,299,000	5,790,000

Operating expenses:
Selling and administrative expenses	4,113,000	3,422,000	15,515,000	12,599,000
Research and development	1,373,000	2,045,000	7,141,000	6,669,000
Total operating expenses	5,486,000	5,467,000	22,656,000	19,268,000

Operating loss	(2,487,000)	(3,716,000)	(15,357,000)	(13,478,000)

Other income	-	-	-	1,307,000
Interest expense	(166,000)	(4,000)	(252,000)	(622,000)

Net loss	$(2,653,000)	$(3,720,000)	$(15,609,000)	$(12,793,000)

Net loss per share - basic and diluted	$(0.17)	$(0.30)	$(1.01)	$(1.08)

Weighted average number of common shares outstanding - basic and diluted	15,995,199	12,499,870	15,439,530	11,796,217

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